Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

NATIONAL BEVERAGE CORP.

ANNOUNCES COMMENCEMENT OF STOCK BUYBACK

and ADDRESSES MARKET CONDITIONS

FORT LAUDERDALE, FL, October 30, 2025 . . . National Beverage Corp. (NASDAQ: FIZZ) announced that it had begun open market purchases of its common stock and will release further details at an appropriate time. The purchases were made pursuant to the Company’s previously announced share buyback program.

“Our Company remains fundamentally strong and continues to generate superior cash flows. Geopolitical headwinds, including the current government shutdown, funding of the SNAP program, tariffs and the reduced purchasing by consumers, have impacted the entire consumer retail and beverage sector,” stated a company spokesperson.

“We believe these headwinds are temporary. Innovation has long been and will continue to be our keystone. National Beverage Corp. has the wherewithal to pursue a wide range of opportunities to improve shareholder returns. Our fortress balance sheet and cash flow enable the exercise of capital deployment opportunities which others may be unable to complete in the current marketplace. Accordingly, we believe current trading prices do not accurately reflect the underlying value of the Company.”

“We are the leader in the domestic sparkling water category and have remained steadfast in our promotional protocols. Our long-term objectives remain to grow volume and revenue to expand our healthy consumer franchises and deliver shareholder value. We remain bullish on the economic future of the United States and the prospects for our Company.”

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This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks, uncertainties and other factors described in the Company's Securities and Exchange Commission filings which may cause actual results or achievements to differ from the results or achievements expressed or implied by such statements. The Company disclaims an obligation to update or announce revisions to any forward-looking statements.